UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

IQ MICRO INC.
(Exact name of registrant as specified in its charter)

Colorado	0-1350041	20-3353942
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 Australian Avenue, Suite 700 West Palm Beach, Florida		33401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 514-0118

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IQ MICRO INC.

FORM 8-K
CURRENT REPORT

Item 8.01. Other Items.

On June 9, 2005, IQ Micro Inc. (the “Company”) entered into a Financing and Listing Agreement (the “Agreement”) with Osmotex USA and D.P. Martin & Associates, Inc., a Florida corporation (“D.P. Martin”), that obligated D.P. Martin to locate at least $500,000 in external financing for the Company by December 31, 2005. Effective as of April 30, 2006, the Company extended this deadline to September 30, 2006. Effective as of September 30, 2006, the Company further extended this deadline to October 31, 2006.

The Agreement expired on October 31, 2006. Pursuant to this Agreement, the Company had placed 1,000,000 shares of the Company’s common stock beneficially owned by D.P. Martin into escrow to be released to D.P. Martin if and when D.P. Martin fulfilled its financing commitment. To date, D.P. Martin has not met its financing commitment. Based upon the terms of the Agreement, if D.P. Martin did not fulfill its financing commitment, the Company is required to retire all or a portion of the 1,000,000 shares of the Company’s common stock held in escrow based upon a formula set forth in the Agreement. The Company has not determined its course of action against D.P. Martin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IQ MICRO INC.
Date: November 3, 2006	By:	/s/ Robert V. Rudman
Robert V. Rudman,
Chief Financial Officer, Secretary and Treasurer